Exhibit 2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

In connection with the attached Report of the Forum Funds II (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1.	The Report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated:	September 22, 2016

/s/ Jessica Chase
Jessica Chase
Principal Executive Officer

Dated:	September 22, 2016

/s/ Karen Shaw
Karen Shaw
Principal Financial Officer